Exhibit 99.1

PRESS RELEASE, DATED FEBRUARY 9, 2011, OF ENERSYS REGARDING FINANCIAL RESULTS FOR THE THIRD QUARTER FISCAL 2011

EnerSys Reports Third Quarter Fiscal 2011 Results

Reading, PA, USA, February 9, 2011 — EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its third quarter of fiscal 2011, which ended on January 2, 2011.

Net earnings for the third quarter of fiscal 2011 were $33.7 million, or $0.67 per diluted share, including an unfavorable highlighted $0.04 per share impact from the $1.4 million, $1.8 million pre-tax, charge for restructuring plans and $0.5 million, $0.6 million pre-tax, for fees related to acquisition activities. Excluding these highlighted items, adjusted net earnings for the third quarter of fiscal 2011, on a non-GAAP basis, were $0.71 per diluted share, which exceeded the guidance of $0.59 to $0.63 per diluted share given by the Company on November 9, 2010, largely from higher sales volume and the favorable settlement of a foreign tax audit of $2.5 million. These earnings compare to the prior year third quarter adjusted net earnings of $0.44 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

The net earnings of $0.67 per diluted share, which includes the highlighted items, compares to diluted net earnings per share of $0.47 for the third quarter of fiscal 2010, which included a favorable highlighted impact of $0.03 per share from the $2.9 million (tax-free) bargain purchase gain on the Oerlikon Battery acquisition partially offset by the $0.7 million, $1.1 million pre-tax, charge for restructuring plans and the $0.5 million, $0.7 million pre-tax, expense related to acquisition activities.

Net sales for the third quarter of fiscal 2011 were $508.6 million, an increase of 21% from the prior year third quarter net sales of $421.3 million and an 8% sequential quarterly increase from the second quarter of fiscal 2011’s net sales of $472.8 million. The 21% increase was the result of an 18% increase in organic volume, 3% from acquisitions, and 3% due to pricing, which was partially offset by a 3% decrease from weaker foreign currencies, primarily the euro and British pound. The sequential revenue increase of $35.8 million in the third quarter was due primarily to organic volume growth.

The Company’s operating results for its business segments for the third quarters of fiscal 2011 and 2010 are as follows:

	Quarter ended ($ Millions)
	January 2, 2011	December 27, 2009
Net sales by Segment
Europe	$236.4	$209.7
Americas	224.6	179.0
Asia	47.6	32.6

Total net sales	$508.6	$421.3

Operating earnings
Europe	$16.4	$8.2
Americas	31.1	24.4
Asia	3.2	4.9
Restructuring charges-Europe	(1.8)	(1.1)
Bargain purchase gain-Europe	—	2.9
Acquisition activity expense-Europe	(0.5)	(0.3)
Acquisition activity expense-Americas	(0.1)	(0.4)

Total operating earnings	$48.3	$38.6

Net earnings for the nine months of fiscal 2011 were $83.3 million or $1.67 per diluted share, and included the unfavorable impact from highlighted charges of $0.10 per share. Also included in the nine months of fiscal 2011 earnings is a $2.5 million favorable settlement of a foreign tax audit. Highlighted charges include $4.1 million, $5.2 million pre-tax, for restructuring plans and $1.0 million, $1.3 million pre-tax, for expenses related to acquisition activities.

Net earnings for the nine months of fiscal 2010 were $44.5 million or $0.91 per diluted share, and included the unfavorable impact from highlighted items of $0.08 per share from the $5.4 million, $7.8 million pre-tax, charge for the restructuring plans and the $1.3 million, $1.9 million pre-tax, expense related to potential acquisition activities. These unfavorable items were partially offset by the $2.9 million (tax-free) bargain purchase gain arising out of the Oerlikon Battery acquisition.

Adjusted net earnings for the nine months of fiscal 2011, on a non-GAAP basis, were $1.77 per diluted share and compares to $0.99 per diluted share for the comparable period of fiscal 2010. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the nine months of fiscal 2011 were $1,416.4 million, an increase of 26% from the net sales of $1,128.8 million in the comparable period in fiscal 2010. The 26% increase was the result of a 19% increase in organic volume, 5% increase due to pricing, a 5% increase from acquisitions, partially offset by a 3% decrease from weaker foreign currencies, primarily the euro and British pound.

The Company’s operating results for its business segments for the nine months of fiscal years 2011 and 2010 are as follows:

	Nine Months ended
	($ Millions)
	January 2, 2011	December 27, 2009
Net sales by Segment
Europe	$632.3	$533.7
Americas	651.4	493.9
Asia	132.7	101.2

Total net sales	$1,416.4	$1,128.8

Operating earnings
Europe	$35.9	$10.7
Americas	91.6	63.1
Asia	9.3	16.3
Restructuring charges-Europe	(5.2)	(7.1)
Bargain purchase gain-Europe	—	2.9
Restructuring charges-Americas	—	(0.7)
Acquisition activity expense-Europe	(0.8)	(0.7)
Acquisition activity expense-Americas	(0.5)	(1.2)

Total operating earnings	$130.3	$83.3

“Our third quarter adjusted net earnings of $0.71 per diluted share are the best quarterly earnings in our Company’s history. I am pleased with the continued improvement in our performance and that we exceeded the adjusted net earnings guidance that we gave on November 9, 2010,” stated John D. Craig, chairman, president and chief executive officer of EnerSys. “Our adjusted operating earnings as a percent of sales met our 10% target for the second consecutive quarter in spite of increased commodity costs. Orders and backlog continue to trend positively and we expect continued strong operating results in our fourth quarter.”

Mr. Craig added, “Our fourth quarter guidance for adjusted net earnings per diluted share is between $0.68 and $0.72, which excludes an expected charge of $0.05 from our ongoing restructuring programs and acquisition expenses.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, “GAAP”. EnerSys’ management uses the non-GAAP measure “adjusted net earnings” in their analysis of the Company’s performance. This measure, as used by EnerSys in past quarters and years, adjusts net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company’s restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities and those charges and credits that are not directly related to operating unit performance. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential acquisition, they are not a helpful measure of the performance of our underlying business. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. This supplemental presentation should not be construed as an inference that the Company’s future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	January 2, 2011		December 27, 2009
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$33.7		$23.2
Non-GAAP adjustments, net of tax:
Restructuring charge-Europe	1.4	(1)	0.7	(1)
Bargain purchase gain-Europe	—		(2.9	)(2)
Acquisition activity expense-Europe	0.4	(3)	0.2	(3)
Acquisition activity expense-Americas	0.1	(3)	0.3	(3)

Non-GAAP adjusted net earnings	$35.6		$21.5

Outstanding shares used in per share calculations
Basic	49,564,495		48,179,030

Diluted	50,331,554		48,841,856

Non-GAAP adjusted net earnings per share:
Basic	$0.72		$0.45

Diluted	$0.71		$0.44

Reported net earnings per share:
Basic	$0.68		$0.48

Diluted	$0.67		$0.47

	Nine Months Ended
	January 2, 2011		December 27, 2009
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$83.3		$44.5
Non-GAAP adjustments, net of tax:
Restructuring charge-Europe	4.1	(1)	4.9	(1)
Bargain purchase gain-Europe	—		(2.9	)(2)
Restructuring charge-Americas	—		0.5	(1)
Acquisition activity expense-Europe	0.6	(3)	0.4	(3)
Acquisition activity expense-Americas	0.4	(3)	0.9	(3)

Non-GAAP adjusted net earnings	$88.4		$48.3

Outstanding shares used in per share calculations
Basic	49,168,320		48,048,812

Diluted	49,840,357		48,711,570

Non-GAAP adjusted net earnings per share:
Basic	$1.80		$1.00

Diluted	$1.77		$0.99

Reported net earnings per share:
Basic	$1.69		$0.93

Diluted	$1.67		$0.91

(1)

Resulting from pre-tax restructuring charges in Europe of approximately $1.8 million in the third quarter of fiscal 2011 and approximately $1.1 million, in the third quarter of fiscal 2010, respectively and approximately $5.2 million for the nine months of fiscal 2011 and approximately $7.1 million for the nine months of fiscal 2010. Pre-tax restructuring charges in Americas were approximately $0.7 for the nine months of fiscal 2010.

(2)	Resulting from a tax-free bargain purchase gain arising out of the Oerlikon Battery acquisition.
(3)

Resulting from pre-tax charges for acquisition activity expense of approximately $0.5 million in Europe and $0.1 million in Americas in the third quarter of fiscal 2011 and $0.3 million in Europe and $0.4 million in Americas for the third quarter of fiscal 2010. Pre-tax charges for acquisition activity expense for the nine months of fiscal 2011 was approximately $0.8 million in Europe and $0.5 million in Americas and $0.7 million in Europe and $1.2 million in Americas in the nine months of fiscal 2010.

Summary of Earnings (Unaudited)

(In millions, except share and per share data)

	Quarter ended
	January 2, 2011	December 27, 2009
Net sales	$508.6	$421.3
Gross profit	117.9	98.3
Operating expenses	67.8	61.6
Restructuring charges	1.8	1.1
Bargain purchase gain	—	(2.9)
Operating earnings	48.3	38.6
Earnings before income taxes	43.1	31.5

Net earnings	$33.7	$23.2

Net earnings per common share:
Basic	$0.68	$0.48

Diluted	$0.67	$0.47

Weighted average shares outstanding:
Basic	49,564,495	48,179,030

Diluted	50,331,554	48,841,856

	Nine Months Ended
	January 2, 2011	December 27, 2009
Net sales	$1,416.4	$1,128.8
Gross profit	325.2	264.4
Operating expenses	189.7	176.3
Restructuring charges	5.2	7.8
Bargain purchase gain	—	(2.9)
Operating earnings	130.3	83.3
Earnings before income taxes	112.0	62.4

Net earnings	$83.3	$44.5

Net earnings per common share:
Basic	$1.69	$0.93

Diluted	$1.67	$0.91

Weighted average shares outstanding:
Basic	49,168,320	48,048,812

Diluted	49,840,357	48,711,570

EnerSys will host a conference call to discuss the Company’s third quarter fiscal 2011 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, February 10, at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

The call will also be Webcast on EnerSys’ website. There will be a free download of a compatible media player on the Company’s web site at http://www.enersys.com.

The conference call information is:

Date:	Thursday, February 10, 2011
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	866-783-2144
International Dial-In Number:	857-350-1603
Passcode:	11731486

A replay of the conference call will be available from 12:00 p.m. on February 10, 2011 through midnight on March 10, 2011.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	888-286-8010
International Replay Number:	617-801-6888
Passcode:	78747020

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Web site: www.enersys.com.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power supplies, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world under the direction of its Americas, Europe and Asia regional headquarters.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Quarterly Report on Form 10-Q for the quarter ended January 2, 2011. No undue reliance should be placed on any forward-looking statements.